EXHIBIT 10.14

                           CAPITAL TITLE AGENCY, INC.

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of this 17th day of June, 1997, by and between CAPITAL TITLE AGENCY, INC., an Arizona corporation ("Company"), and MILTON M. FERRANTELLI, ("Employee").

     WITNESSETH:

     WHEREAS, Employee has broad-based experience in the title insurance agency industry, and Company desires to employ him and to assure itself of continued availability of his services for the Company's benefit, and Employee is willing to accept such employment and to perform such services, all in accordance with the terms herein contained.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

     1. EMPLOYMENT. The Company agrees to employ the Employee and the Employee agrees to be hired by the Company with primary job responsibility in employee recruitment, marketing and expansion of Company operations at strategic locations throughout Maricopa County. Employee shall report to and be supervised by Donald R. Head, Chief Executive Officer, or such other supervisor as the Board of Directors may hereafter designate from time to time. In the performance of his duties, Employee shall support the recruitment and marketing responsibilities of James A. Clifford and Nick Velimirovich. Additionally, Employee shall serve with those two and the CEO on an executive team, the purpose of which shall be to promote the Company's expansion strategy, to improve the quality and delivery of Company services, and to improve the efficiency and profitability of the Company's operations on an on-going basis.

     2. EXTENT OF SERVICES. During the employment period, except for illness and for reasonable vacations, Employee shall devote his full-time attention, skill and efforts to the duties under this "Agreement."

     3. TERM. The employment period shall be for a term commencing on November 10, 1997, and ending June 30, in the year 2000.

     4. COMPENSATION. For performing the services required to be performed by this Agreement during the employment period, Employee shall be compensated by the Company as follows:

          A. A fixed salary at the rate of One Hundred Twenty Thousand Dollars ($120,000) per year, payable twice monthly in accordance with normal Company policy.
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          B.   Additional  compensation equal to 3.333% of the Company's pre-tax net profit on operations in Maricopa County calculated according to generally acceptable accounting principles applicable to title insurance agencies consistently applied, prorated in the first year of employment for the period remaining in the Company's fiscal year if less than twelve (12) months, such compensation to be determined and paid within three months following the end of each succeeding fiscal year. Pre-tax profits for purposes of this Agreement shall be net taxable income attributable to operations in Maricopa County as disclosed by the Company's federal income tax returns and related internal records allocating income and expenses separately as to the respective counties in which the Company shall be conducting its Arizona business, but exclusive of bonuses, dividends or other remuneration to stockholders, directors or executive committees. Copies of the Company's federal tax returns and records of results in each county of operation shall be furnished to Employee when received by the Company's accounting firm in final form. At the Company's option, estimated compensation may be paid in successive fiscal years with appropriate adjustments spread over twelve (12) month periods in the event of any under or over estimated payments made pursuant to this paragraph.

          C. For purposes of subparagraph "B," Company operations shall include revenues derived from subsidiaries or related title business generated on Maricopa County real estate transactions.

          D. Reimbursement for all necessary and pre-approved travel and entertainment expenses incurred by Employee on behalf of the Company, not to exceed Two Thousand Dollars ($2,000) per month, which expenses shall be incurred by the Employee and reimbursed by the Company in accordance with normal Company practices and budget or other restrictions that may be imposed by the Board of Directors.

     5. SUPPLEMENTAL BENEFITS. During the term of this agreement, Employee shall receive health insurance, vacation and other Employee benefits pursuant to the terms and as set forth in the Company's Employee Handbook initially published on October 1, 1993, as amended, a receipt of a copy of which is hereby acknowledged by Employee.

     6. DISABILITY AND INCAPACITY. If Employee shall be unable to perform his duties by reason of disability or impairment of health for at least ninety (90) consecutive calendar days, Company shall have the right to terminate this Agreement by giving written notice to that effect, provided that at the time such notice is given such disability or impairment is still continuing.

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     7. DEATH. In the event of Employee's death while employed by Company,  this
Agreement shall terminate at the end of the calendar month in which Employee's death occurs, and his legal representative shall be entitled to receive the compensation due through the last day of the calendar month in which his death shall have occurred, and any other amounts which may have accrued to Employee for periods prior to such date.

     8. COMPENSATION ON TERMINATION.

          A. Prior to the end of the employment period of this Agreement, if the Company shall terminate employment of the Employee without "just cause" as hereinafter defined, or if the Employee shall terminate his employment for "good reason" as hereinafter defined, then the Company shall pay to the Employee his aggregate compensation, and such other amounts as shall be necessary to continue any supplemental Employee benefits and prerequisites of office which were provided the Employee prior to such termination. In the event such benefits or prerequisites of office are not continuable, the Employee shall be paid their cash equivalent. All payments hereunder shall be payable during the remaining term of this Agreement as if it had not been terminated. Notwithstanding the foregoing, Employee shall have a duty to mitigate his damages in the event of any such termination without good cause and, to the extent his reasonable efforts generate or could have generated replacement income during the remaining term of this Agreement, such income shall be credited to Company against the obligation to pay additional salary and benefits pursuant to this paragraph. Company may withhold payments for such period that Employee refuses to render all reasonable or necessary cooperation to enable Company (1) to determine the extent of any replacement income that may have been paid or may be payable to Employee during which time Company may be obligated to continue paying compensation after termination pursuant to this paragraph, and (2) to determine whether Company has from time to time exerted reasonable efforts to obtain replacement income.

          B. In the event of Employee's death or termination due to disability, or if the Company shall terminate the employment of the Employee for "just cause", or if the Employee shall terminate his employment without "good reason", then the Company shall pay the Employee his salary to the effective date of such termination, and any accrued vacation not used, but no added compensation as otherwise provided under paragraph 4.B shall be deemed earned in any of such events.

          C. As used herein, "just cause" shall mean (i) a material breach by the Employee of this Agreement, (ii) incapacity of the Employee

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               by reason of health or  incompetence  to  perform  his duties for ninety (90) consecutive calendar days, or (iii) dishonesty, theft, embezzlement or conviction of a felony. As used herein, "good reason" shall mean a material breach by the Company of this Agreement including but not limited to a material change in Employee's duties as President (Maricopa County Operations) of the Company.

     9. ASSIGNMENT. The rights and obligations of the Company hereunder shall inure to the benefit of, and be binding upon, the Company and any other corporation or entity into which the Company shall be merged, or to which substantially all of the assets of the Company shall be transferred and such other corporation or entity shall thereupon be deemed the "Company" hereunder. The rights and obligations of the Employee hereunder shall not be assignable except as to compensation earned but not paid when due.

     10. PROPRIETARY PROTECTION.

          A. NON-COMPETITION. At all times while employed by Company, and for a period of one (1) year after the date on which the Employee ceases to be actively employed by the Company, the Employee shall not compete in any way with the business of the Company anywhere within Maricopa County, Arizona, whether directly or indirectly, as an employee, agent, independent contractor, owner, or otherwise. In addition, during such one (1) year period, the Employee shall not directly or indirectly enter into or in any manner take part in any other business or entity that competes with the Company.

          B. CONFIDENTIALITY. At all times while employed by Company, and continuing after termination of such relationship without limitation  as to  time,  the  Employee  shall  not  directly  or indirectly use or disclose to others any confidential or proprietary information or trade secrets of the Company. For the purpose of this Agreement, confidential or proprietary information includes all information regarding the Company, whether disclosed by Company or originated by Employee while employed by the Company, including, without limitation, Company's policies and procedures, Company's suppliers and supply information, Company's customer lists and customer information
               (whether the customer is a past, present or prospective customer), pricing, sales and marketing information, financial and technical information, manufacturing processes, inventions and know-how. Employee acknowledges that all trade secrets, inventions, know-how, and all other information described in this paragraph developed by Employee during the course of employment belongs to Company.

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          C.   NON-PIRACY OF EMPLOYEES. Employee recognizes that Company's other
               Employees are a valuable resource of the Company. Accordingly, Employee agrees that for a period of one (1) year after the date on which the Employee ceases to be actively employed by the Company, Employee will not, alone or in conjunction with others, solicit, induce, or recruit any Employee of the Company to leave the Company's employment. Employee shall never, at any time, attempt to induce another Employee of Company to violate a contract of employment for a specified term of years.

          D.   CUSTOMER  ANTI-PIRACY.  Employee  agrees that for a period of six
               (6) months after the date on which Employee ceases to be actively employed by the Company, Employee will not directly or indirectly in any capacity whatsoever, either as an Employee, officer, director, stockholder, proprietor, partner, joint venturer, consultant, or otherwise, (a) induce any customer (past or present) to patronize any company that is in competition with the Company's business; (b) canvass, solicit, or accept any similar business from any past or present customer of the Company; or (c) request or advise any past or present customer of the Company to withdraw, curtail, or cancel its business with the Company.

          E. EMPLOYEE ACKNOWLEDGEMENT OF FAIRNESS. Employee acknowledges and agrees that Employee's services to the Company are of a special character with unique value to the Company, and that the restrictive covenants set forth in this Agreement are reasonable, fair and valid in scope or activity, duration, territory, and in all other respects.

          F. SEVERABILITY AND REFORMATION. If any court of competent jurisdiction determines that any of the restrictive covenants in this Agreement, or any part thereof, is or are invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect, without regard to invalid portions. If any of the provisions of this paragraph should ever be deemed to exceed the temporal, geographic, or occupational limitations permitted by applicable laws, those provisions shall be and are hereby reformed to the maximum temporal, geographic, or occupational limitations permitted by law. In any litigation concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred.

          G. BREACH OF OBLIGATIONS BY EMPLOYEE. In the event of a breach or threatened breach by the Employee of the obligations set forth in subparagraphs A through D above, the Company shall be entitled to apply to any appropriate court for an injunction restraining the

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               Employee;  provided,  however,  that this paragraph  shall not be construed  as  prohibiting  the Company  from  pursuing any other
               available   remedies  for  such  breach  or   threatened   breach
               including, but not limited to, the recovery of damages from the Employee.

          H. BREACH BY THE COMPANY. In the event the Company terminates Employee without just cause, subparagraph "A" shall not be enforceable, however, in any event, all other subparagraphs of this section shall remain fully enforceable.

     11. OPTION TO PURCHASE STOCK OF PUBLIC COMPANY.

          A. On execution of this Agreement by both parties, the Company shall cause the Capital Title Group, Inc. to grant an option in favor of Employee, subject to the conditions set forth below, to purchase up to 100,000 shares of the common stock of such Public Company.

          B. The purchase price for such option stock shall be One Dollar ($1.00) per share. Employee shall be entitled to exercise that option as to not more than Fifty (50%) Percent of such option shares after two full years of employment. The option may be exercised as to the remaining Fifty (50%) Percent no later than 30 days after expiration of the term of this agreement.

          C. All other terms of such option shall be as set forth in the standard employee option agreement , receipt of a copy of which Employee hereby acknowledges.

     12. AGREEMENT. The entire agreement of the parties is herein written fully and supersedes any prior agreement between the parties hereto, and the parties hereto are not bound by any agreements, understandings, conditions or inducements otherwise than are expressly set forth and stipulated hereunder.

     13. NOTICES. All notices required to be sent pursuant to the terms of this Agreement shall be sent by first class mail, postage prepaid, to the parties hereto at the following addresses, or such other addresses as they may hereafter designate in writing:

         COMPANY:

                    CAPITAL TITLE AGENCY, INC.
                    Attention:  Donald R. Head
                    138 North Montezuma
                    Prescott, Arizona 86301

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         EMPLOYEE:

                    MILTON M. FERRANTELLI
                    3763 W. Park Ave
                    Chandler, AZ  85636

     14. ATTORNEY FEES. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter of performance of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable attorney fees.

     15. GOVERNING LAW. This Agreement shall be construed both to as validity and performance, and enforced in accordance with and governed by the laws of the State of Arizona.

     16. NORWEST NON-COMPETE AGREEMENT.. Employee has disclosed to the Company that he is under covenant to Norwest Corporation, as successor in interest to United Title Agency of Arizona, Inc., pursuant to a Non-Competition Agreement dated December 15, 1993. Employee represents and warrants that the obligations under such agreement expire on November 7, 1997. Employee further represents and warrants that he has not received, and has not been given or promised, any incentive or inducement by the Company to violate the terms of such Agreement. Employee further agrees that in the event the Company learns or has good reason to believe that any time prior to expiration of such Agreement, Employee shall have violated its terms in any material particular, the Company shall have the option to terminate this agreement without any further obligation to Employee.

     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day above written.

COMPANY:                                             EMPLOYEE:

CAPITAL TITLE AGENCY, INC.                           /s/ Milton M. Ferrantelli
                                                    ----------------------------
                                                         MILTON M. FERRANTELLI
By /s/ Donald R. Head
  ---------------------------
       Donald R. Head

Its    CEO
    -------------------------

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                           CAPITAL TITLE AGENCY, INC.

                  AMENDMENT TO FERRANTELLI EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made this 3rd day of February, 1998, and amends the Employment Agreement of June 17, 1997, by and between CAPITAL TITLE AGENCY, INC. (the "Company") and MILTON M. FERRANTELLI (the "Employee), effective and commencing as of February 1, 1998, in the following particulars:

     1. Employee's title shall be President of the Company in charge of Arizona operations, and Executive Vice President of CAPITAL TITLE GROUP, INC. (hereafter "CTGI"). Employee shall perform his duties in accordance with policies and practices of CTGI. He shall report to and be supervised by DONALD R. HEAD, Chief Executive Officer of the Company, or such other supervisor as the Board of Directors of the Company or the Board of Directors of CTGI may hereafter designate from time to time.

     2. Employee's fixed salary shall be increased to $132,000 annually. Employee's Paragraph 4B compensation shall be equal 3.333% of the Company's pre-tax net profit on Maricopa County business and 5% on all other Arizona agency operations; provided, however, that irrespective of the level of net profits realized by the Company in any given county, Paragraph 4B compensation shall not exceed $10,000 per county per year, nor be calculated on aggregate net profits on Arizona operations in excess of the first $200,000 thereof annually. In any event, Paragraph 4B compensation is calculated only with respect to current year net profits, and no carry forwards or other adjustments are permitted in successive years.

     3. Paragraph C is clarified in this particular: the term "Company operations" does not include net profits of business entities owned or controlled by CTGI, and which are not subsidiaries of the Company.

     4. Subject to the foregoing amendments, the terms of the subject Employment Agreement remain in full force and effect.

     5. Employee is granted an additional option to purchase the common stock of CTGI under the same terms, conditions and time limits set forth in Paragraph 11 of the subject Employment Agreement, limited to 25,000 shares at $2.00 per share.

     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement.

COMPANY:                                          EMPLOYEE:

CAPITAL TITLE AGENCY, INC.

By /s/ Donald R.  Head                            /s/ Milton M.  Ferrantelli
  ------------------------------                  ------------------------------
       DONALD R. HEAD,                                MILTON M.  FERRANTELLI
       Chief Executive Officer